UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 6, 2014

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                 On August 6, 2014, Brian Simons was appointed to serve as Senior Vice President, Operations for the Company, effective August 18, 2014.  As Senior Vice President, Operations, Mr. Simons will be responsible for all operations functions of the Company, including field and corporate operations for the Company’s MES, CES and SS business segments, and will report to the Company’s Chairman and CEO, Gary Blackford.

Prior to joining the Company, Mr. Simons was a Vice President with NCR Corporation, a provider of consumer transaction technologies.  Before that, Mr. Simons held several supply chain leadership positions at Honeywell International, including his most recent position as Senior Director, Transportation, Logistics and Supply Chain Planning. There are no arrangements or understandings between Mr. Simons and any other persons pursuant to which Mr. Simons was selected as Senior Vice President, Operations. Mr. Simons does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Mr. Simons had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  Mr. Simons is 41 years old.

The material terms of Mr. Simons compensation arrangement with the company include a base salary of $295,000 per year, an annual performance-based incentive award targeted at 60% of Mr. Simons’ base salary, and such health, life, disability and other benefits as are generally made available by the Company to its executive employees.  In addition, the Company has recommended to the Company’s compensation committee that Mr. Simons be awarded options to purchase stock of the Company’s parent, UHS Holdco, Inc. at a level commensurate to the Company’s other executive employees.  The purchase price of such stock options will be equal to the stock’s fair market value at the date of the grant, and the options will vest over a six-year period with one-sixth vesting on December 31 of each year of the six-year period, subject to Mr. Simons’ continuing employment with the Company.

(b)                                 On August 6, 2014, Patrick Sinclair’s title was changed to Executive Vice President, Sales & Marketing, to reflect the responsibilities he has assumed at the Company.  As Executive Vice President, Sales & Marketing, Mr. Sinclair will be responsible for all sales and marketing functions for the Company, and will continue to report to the Company’s Chairman and CEO, Gary Blackford. Mr. Sinclair previously held the position of President, UHS Surgical Services.

(c)                                  On August 6, 2014, Timothy Kuck’s title was changed to Executive Vice President, Strategy and Business Development, to reflect the responsibilities he has assumed at the Company.  As Executive Vice President, Strategy and Business Development, Mr. Kuck will be responsible for all business development functions for the Company, and will continue to report to the Company’s Chairman and CEO, Gary Blackford.  Mr. Kuck previously held the position of President, UHS Clinical Engineering Solutions, and had assumed responsibility for the Company’s operations on an interim basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Hospital Services, Inc.

By:	/s/ James B. Pekarek
James B. Pekarek
Executive Vice President and Chief Financial Officer

Date: August 11, 2014